SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2018

KELVIN MEDICAL, INC.
(Exact name of Company as specified in its charter)

Nevada	000-55856	81-2552488
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10930 Skyranch Place, Nevada City, California 95959
(Address of principal executive offices)

(530) 388-8706
(Company's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Information

On March 20, 2018, the Company received Notice and an Order of Suspension of Trading from the SEC stating, "it appears to the Securities and Exchange Commission ("Commission" that there is a lack of adequate and accurate information concerning the securities of Kelvin Medical, Inc. regarding, among other things, the nature of the Company's business operations since at least January 18, 2018.  Questions have also arisen concerning potential manipulative activity in the securities of the Company."

The SEC imposed a temporary trading halt (14 calendar days – until April 3, 2018) on the Company's stock (symbol KVMD).  We are fully committed to cooperating and assisting the SEC and any other regulatory agency in providing whatever information they need to satisfy its concerns, and in providing adequate and accurate information, and hope to resolve this matter quickly.

On January 16, 2018, Kelvin Medical filed a Post-Effective Amendment (POS AM) to our Effective Form S-1 Registration Statement (Effective January 26, 2017).  We filed the Post-Effective Amendment in order to update our Financial Statements and did so by incorporating our financial statements by reference.

On February 9, 2018, we filed a Form S-1 Registration Statement registering 3,000,000 Shares held by a Shareholder, as well as up to 10,000,000 Shares committed to being purchased in an Equity Purchase Agreement in which shares would be issued pursuant to a "put" by the Company.

On February 12, 2018, an Amendment to the S-1 Registration Statement was filed (in the form of an S-1/A) due to a typographical error in an exhibit.

On February 28, 2018, the Company received Comments from the Securities and Exchange Commission (SEC) stating that we needed to remove the "put" shares from the S-1 Registration Statement because: (1) the private placement of the shares was not complete; and (2) specifically, it was not complete because our shares are not traded on an existing public trading market.

The Securities and Exchange Commission indicated that they do not consider the Pink market to be an existing public trading market.

Kelvin promptly filed an application with the OTC to be upgraded to the OTCQB site to satisfy the "existing public market".

The SEC also rendered a verbal comment regarding the POS AM: the POS AM was insufficient because we may not incorporate documents by reference.

On March 15, 2018, we filed a request to withdraw the Form S-1/A Registration Statement in order to comply with the SEC's request to remove the put shares from the registration statement.

We intend to withdraw the POS AM and file a new POS AM in full compliance with the SEC rules and regulations shortly.

Further, we intend to refile the S-1 Registration Statement with the Equity Line once we have been listed on an existing public trading market; our investor remains committed to the Company and to completing the Equity Purchase transaction.

About Kelvin Medical, Inc.

Founded in 2016, with headquarters in Nevada City, California, Kelvin Medical, Inc. (OTC: KVMD) is an early participant in medical device and telehealth wearables with a focus on artificial intelligence driven physical therapeutic technologies.

The Company is developing solutions that empower consumers ranging from aging users seeking to live pain-free, to competitive athletes seeking to maximize their performance.

Our business model is to provide medical device and telehealth wearables consumer direct, either single purchase or on a reoccurring subscription basis, as well as a licensing of our full eco-system to physical therapy clinics and corporate wellness program administrators.

Kelvin Medical's developing medical device and telehealth wearables platform is being devised to capture meaningful market share in the global wearables market, along with the multi-billion dollar medical, physical therapy and corporate wellness industries.
The Company's developing medical device and telehealth platform of wearables, machine learning software, and re-loadable cartridges will enable consumer users, medical clinics, and corporate wellness program administrators to maximize results through real-time distance monitored activity and therapeutic treatment.
For more information, please visit http://www.kelvinmedical.com/

Forward-Looking Statements

Legal Notice Regarding Forward-Looking Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur.
Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, and our successful completion of planned development programs, \. Additional information on risks for the Company can be found in the Company's periodic filings filed from time to time with US Securities and Exchange Commission at www.sec.gov.

This release does not constitute or form a part of any offer or solicitation to purchase or subscribe for securities in the United States.

Media Inquiries
Kelvin Medical, Inc.
http://www.kelvinmedial.com
media.relations@kelvinmedical.com

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kelvin Medical, Inc.

Date: March 22, 2018	By:	/s/ William Mandel
William Mandel, President

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